Exhibit 21

Subsidiaries of the Registrant

The following is a list of the subsidiaries of the Registrant:

Name	State of Incorporation
Sterling National Bank	U.S.A.
STL Holdings, Inc.	New York
500 Commercial Holding Corp.	New York
High Barney Road, LLC	New York
HudSave Development, Inc.	New York
AllSave Development, LLC	New York
ProSave Development, Inc.	New York
Godfrey Road, LLC	New York
10 Ben Holding Corp.	New York
143 Will Holding Corp	New York
682 Jam Holding Corp	New York
325 West Holding Corp.	New York
Warsave Development, Inc.	New York
Sprain Brook Realty Corp.	New York
Sterling National Funding Corp.	New York
Sterling REIT, Inc.	New York
Provest Services Corp. II	New York
Sterling Factors Corporation	New York
Sterling National Mortgage Company, Inc.	New York
Grassy Sprain Real Estate Holdings, Inc.	New York
HVB Capital Credit, LLC	New York
HVB Equipment Capital, LLC	New York
HVB Fleet Services Corp.	New York
HVB Properties Corp.	New York
369 East Realty Corp.	New York
21 Scarsdale Road Corp.	New York
Sterling Business Credit, LLC	Delaware
Sterling Business Funding 2012-1, LLC	Delaware
Sterling Business Funding 2010-1, LLC	Delaware